Exhibit 99.1

Tesoro Corporation Announces Fourth Quarter and Year-End Results

SAN ANTONIO--(BUSINESS WIRE)--Tesoro Corporation (NYSE:TSO) today reported a net loss of $40 million, or $0.29 per share, for the fourth quarter of 2007 compared to net income of $158 million, or $1.14 per share, for the fourth quarter of 2006.

In comparison to last year, weak crack spreads, higher operating expenses and poor marketing margins negatively impacted earnings at the company’s West Coast refineries. The Hawaii refinery posted an $86 million pre-tax operating loss for the quarter compared to a $19 million pre-tax operating profit for the same period a year ago. In Hawaii, finished product prices did not reflect the rapidly rising cost and premiums paid for crude which accounted for most of the quarter to quarter difference. Additionally, an unplanned outage on the refinery’s reformer unit during the period negatively impacted results by an estimated $30 million, including $10 million of higher repairs and maintenance expenses.

In total, quarterly refining operating earnings were $9 million compared to fourth quarter earnings of $284 million a year ago. “The Company has made significant improvements in crude purchasing and product sales at all of our refineries with the exception of Hawaii but lower benchmark margins in the Western United States overwhelmed these improvements and account for most of the quarter to quarter change. In Hawaii, the disappointing financial results are due to a combination of factors and the company has developed an action plan to address the myriad issues there. Improved reliability, changes to our crude slate to reduce the amount of Asian light sweet crude oil used which has been selling at lofty premiums and a greater focus on achieving better value for commercial products marketed in Hawaii are among the key initiatives we have undertaken,” said Bruce Smith, Chairman, President and CEO of Tesoro.

Benchmark margins versus last year were lower by 23% on the West Coast, 36% in the Pacific Northwest, and 7% in the Group 3 (Midwest) region. “In the fourth quarter of 2006, we experienced record crack spreads on the West Coast. In contrast, during the 2007 fourth quarter, West Coast product inventories rose due to higher refinery utilization rates at a time of weakened demand in part due to both economic slowdown and inclement weather in California during the end of December. Three factors should have a positive impact on the outlook for spring margins – lower planned production runs combined with the impact of planned turnarounds, the seasonal reduction of gasoline inventories due to the transition into summer-grade gasoline and increased seasonal demand,” added Smith.

“Excluding Hawaii, for the fourth quarter, all regions achieved at or near record capture rates for the year due to our capital improvement and optimization efforts. The two sulfur handling projects at our Anacortes refinery, which were completed in the third quarter, give us the flexibility to increase the use of discounted Canadian sour crude. Optimization efforts throughout the system, especially in California, continue to add new crude flexibility and product upgrade opportunities. In the Mid-Continent region, we were able to shift our crude slate to take advantage of more deeply discounted local light sweet crudes. Our capital and optimization focus is on lowering our operating and raw material costs at all our refineries,” said Smith.

For the full year of 2007, the company reported net earnings of $566 million, or $4.06 per diluted share, versus earnings for the full year of 2006 of $801 million, or $5.73 per share.

“In 2007, Tesoro had many notable successes and fulfilled several goals. We acquired and fully integrated the Los Angeles refinery and California retail assets and subsequently reduced debt to achieve a year-end debt-to-capitalization ratio of 35%. The addition of these assets permitted us to achieve $45 million in synergies for the year, mainly through shared crude cargo benefits, and we are confident that we will meet our total goal of $100 million in the first twelve months of ownership. In May we doubled the dividend. The Shell and USA Gasoline acquisitions nearly doubled our retail network. Finally, we managed the largest capital program in Company history while achieving record safety performance.

“In 2008, we look forward to completing several income producing projects, realizing additional synergies associated with the addition of Los Angeles and improving profitability in Hawaii,” said Smith.

Board Declares Quarterly Dividend

Tesoro announced today that its Board of Directors has approved a regular quarterly cash dividend of $0.10 per share. The dividend is payable March 17th, 2008 to shareholders of record as of March 3rd, 2008.

Public Invited to Listen to Analyst Conference Call via Internet

At 10:30 a.m., CST, Thursday, January 31st, 2008 Tesoro will broadcast, live, its conference call with analysts regarding fourth quarter 2007 results and other business matters. Interested parties may listen to the live conference call over the Internet by logging on to Tesoro’s Internet site at http://www.tsocorp.com.

Tesoro Corporation, a Fortune 150 Company, is an independent refiner and marketer of petroleum products. Tesoro, through its subsidiaries, operates seven refineries in the western United States with a combined capacity of approximately 660,000 barrels per day. Tesoro's retail-marketing system includes over 900 branded retail stations, of which over 445 are company operated under the Tesoro®, Shell®, Mirastar® and USA GasolineTM brands.

This earnings release contains certain statements that are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 concerning the market environment, and our expectations about operating enhancements. For more information concerning factors that could affect these statements see our annual report on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, after the date hereof."

TESORO CORPORATION
STATEMENTS OF CONSOLIDATED OPERATIONS
(Unaudited)
(In millions except per share amounts)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Revenues	$6,533	$4,020	$21,915	$18,104
Costs and Expenses:
Costs of sales and operating expenses	6,399	3,652	20,308	16,314
Selling, general and administrative expenses	74	50	263	176
Depreciation and amortization	102	64	357	247
Loss on asset disposals and impairments	7	7	20	50

Operating Income (Loss)	(49)	247	967	1,317
Interest and Financing Costs	(20)	(17)	(95)	(77)
Interest Income and Other	4	14	33	46

Earnings (Loss) Before Income Taxes	(65)	244	905	1,286
Income Tax Provision (Benefit)	(25)	86	339	485
Net Earnings (Loss)	$(40)	$158	$566	$801
Net Earnings (Loss) Per Share:
Basic	$(0.29)	$1.17	$4.17	$5.89
Diluted	$(0.29)	$1.14	$4.06	$5.73
Weighted Average Common Shares:
Basic	136.0	134.6	135.7	136.0
Diluted	136.0	138.4	139.5	139.8

Note: Amounts include the results of operations of our Shell and USA Petroleum acquisitions since their acquisition dates in May 2007. Share and per share data for the periods presented reflect the effect of a two-for-one stock split effected in the form of a stock dividend which was distributed on May 29, 2007.

TESORO CORPORATION
SELECTED OPERATING SEGMENT DATA
(Unaudited)
(In millions)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Operating Income (Loss)
Refining	$9	$284	$1,188	$1,476
Retail	(1)	-	(8)	(21)
Total Segment Operating Income	8	284	1,180	1,455
Corporate and Unallocated Costs	(57)	(37)	(213)	(138)
Operating Income (Loss)	(49)	247	967	1,317
Interest and Financing Costs	(20)	(17)	(95)	(77)
Interest Income and Other	4	14	33	46
Earnings (Loss) Before Income Taxes	$(65)	$244	$905	$1,286

Depreciation and Amortization
Refining	$87	$57	$314	$221
Retail	9	4	28	16
Corporate	6	3	15	10
Depreciation and Amortization	$102	$64	$357	$247
	-
Capital Expenditures
Refining	$231	$159	$720	$401
Retail	7	1	10	5
Corporate	27	7	59	47
Capital Expenditures	$265	$167	$789	$453

BALANCE SHEET DATA
(Unaudited)
(Dollars in millions)

	December 31,	December 31,
	2007 (a)	2006
Cash and Cash Equivalents	$23	$986
Total Assets	$8,128	$5,904
Total Debt	$1,659	$1,046
Total Stockholders' Equity	$3,052	$2,502
Total Debt to Capitalization Ratio	35%	29%
(a)	The purchase price of the Shell and USA assets, both acquired in May 2007, have been preliminarily allocated to the assets and liabilities acquired based upon their fair market values at the date of acquisition. The allocations remain subject to change.
TESORO CORPORATION
OPERATING DATA
(Unaudited)

		Three Months Ended		Years Ended
		December 31,		December 31,
		2007	2006	2007	2006
REFINING SEGMENT
	Total Refining Segment
	Throughput (thousand barrels per day) (b)
	Heavy crude	175	97	137	96
	Light crude	436	391	429	415
	Other feedstocks	28	13	29	18
	Total Throughput	639	501	595	529

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	313	225	280	245
	Jet fuel	82	61	77	68
	Diesel fuel	137	118	129	121
	Heavy oils, residual products, internally produced fuel and other
		135	115	133	115
	Total Yield	667	519	619	549

	Gross refining margin ($/throughput bbl) (c)	$8.28	$12.83	$12.73	$13.62
	Manufacturing cost before depreciation and amortization ($/throughput bbl) (c)
		$5.22	$3.88	$4.47	$3.57

	Segment Operating Income ($ millions)
	Gross refining margin (d)	$486	$592	$2,762	$2,631
	Expenses
	Manufacturing costs	307	179	971	689
	Other operating expenses	61	56	236	178
	Selling, general and administrative	18	10	43	26
	Depreciation and amortization (e)	87	57	314	221
	Loss on asset disposals and impairments	4	6	10	41
	Segment Operating Income	$9	$284	$1,188	$1,476

	Refined Product Sales (thousand barrels per day) (f)
	Gasoline and gasoline blendstocks	349	268	319	280
	Jet fuel	102	88	96	91
	Diesel fuel	127	120	131	128
	Heavy oils, residual products and other	106	88	97	87
	Total Refined Product Sales	684	564	643	586

	Refined Product Sales Margin ($/barrel) (f)
	Average sales price	$99.47	$72.93	$89.47	$81.26
	Average costs of sales	92.20	61.95	78.14	69.42
	Refined Product Sales Margin	$7.27	$10.98	$11.33	$11.84

(b)	In 2007, we redefined heavy crude oil as crude oil with an American Petroleum Institute gravity of 24 degrees or less. Previously, heavy crude oils were defined as crude oils with a gravity of 32 degrees or less. Heavy and light throughput volumes for the three months and year ended December 31, 2006 have been adjusted to conform to the 2007 presentation.
(c)

In 2007, we revised the calculation of gross refining margin per throughput barrel to include the effect of inventory changes. Inventory changes are the result of selling a volume and mix of product that is different than actual volumes manufactured. The amounts for the three months and year ended December 31, 2006 have been recalculated to conform to the 2007 calculation. Previously, gross refining margin per barrel was calculated based upon manufactured product volumes. Management uses gross refining margin per barrel to evaluate performance and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin by total refining throughput and may not be calculated similarly by other companies. Gross refining margin is calculated as revenues less costs of feedstocks, purchased refined products, transportation and distribution. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations. Manufacturing costs per barrel is calculated by dividing manufacturing costs by total refining throughput and may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(d)	Gross refining margin totals gross refining margin for each of our regions adjusted for other costs not directly attributable to a specific region. Other costs resulted in a decrease of $2 million and $21 million for the three months and year ended December 31, 2007, respectively, and an increase of $5 million and $1 million for the three months and year ended December 31, 2006, respectively. Gross refining margin includes the effect of intersegment sales to the retail segment at prices which approximate market. Gross refining margin approximates total refining throughput times gross refining margin per barrel.
(e)	Includes manufacturing depreciation and amortization per throughput barrel of approximately $1.41 and $1.17 for the three months ended December 31, 2007 and 2006, respectively, and $1.37 and $1.06 for the years ended December 31, 2007 and 2006, respectively.
(f)

Sources of total refined product sales include products manufactured at the refineries and products purchased from third parties. Total refined product sales margin includes margins on sales of manufactured and purchased refined products.

TESORO CORPORATION
OPERATING DATA
(Unaudited)

		Three Months Ended		Years Ended
		December 31,		December 31,
		2007	2006	2007	2006
Refining By Region
	California (Golden Eagle and Los Angeles) (g)(h)
	Throughput (thousand barrels per day) (b)
	Heavy crude	148	76	115	75
	Light crude	108	82	90	81
	Other feedstocks	18	8	17	9
	Total Throughput	274	166	222	165

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	157	95	121	96
	Jet fuel	17	-	11	-
	Diesel fuel	65	55	53	49
	Heavy oils, residual products, internally produced fuel and other
		51	26	49	30
	Total Yield	290	176	234	175

	Gross refining margin	$317	$258	$1,317	$1,148
	Gross refining margin ($/throughput bbl)	$12.60	$16.86	$16.33	$19.08
	Manufacturing cost before depreciation and amortization ($/throughput bbl)	$7.72	$5.50	$7.22	$5.57

	Pacific Northwest (Alaska & Washington) (g)
	Throughput (thousand barrels per day) (b)
	Heavy crude	14	10	11	8
	Light crude	160	132	163	154
	Other feedstocks	6	2	8	5
	Total Throughput	180	144	182	167

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	74	49	77	67
	Jet fuel	33	31	33	31
	Diesel fuel	35	19	33	27
	Heavy oils, residual products, internally produced fuel and other
		45	48	46	47
	Total Yield	187	147	189	172

	Gross refining margin	$107	$150	$730	$706
	Gross refining margin ($/throughput bbl)	$6.42	$11.27	$10.94	$11.57
	Manufacturing cost before depreciation and amortization ($/throughput bbl)	$3.55	$3.57	$3.00	$2.88

	Mid-Pacific (Hawaii)
	Throughput (thousand barrels per day) (b)
	Heavy crude	13	11	11	13
	Light crude	61	66	70	72
	Total Throughput	74	77	81	85

	Yield (thousand barrels per day)
	Gasoline and gasoline blendstocks	16	17	19	20
	Jet fuel	20	19	23	26
	Diesel fuel	11	12	14	13
	Heavy oils, residual products, internally produced fuel and other
		28	30	27	27
	Total Yield	75	78	83	86

	Gross refining margin	$(51)	$50	$35	$199
	Gross refining margin ($/throughput bbl)	$(7.42)	$7.01	$1.18	$6.44
	Manufacturing cost before depreciation and amortization ($/throughput bbl)	$2.91	$2.23	$2.22	$1.84

(g)	The Company experienced reduced throughput and yield levels during scheduled maintenance turnarounds for the Los Angeles refinery during the 2007 second quarter, the Golden Eagle refinery during the 2007 and 2006 first quarters, the Utah refinery during the 2007 first quarter, and the Alaska refinery during the 2006 second quarter.
(h)	Volumes and margins for 2007 include amounts for the Los Angeles refinery since acquisition on May 10, 2007, averaged over the periods presented. Throughput and yield averaged over the 235 days of operation were 106,000 bpd and 114,000 bpd, respectively.
TESORO CORPORATION
OPERATING DATA
(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2007	2006	2007	2006
Mid-Continent (North Dakota & Utah) (g)
Throughput (thousand barrels per day) (b)
Light crude	107	111	106	108
Other feedstocks	4	3	4	4
Total Throughput	111	114	110	112

Yield (thousand barrels per day)
Gasoline and gasoline blendstocks	66	64	63	62
Jet fuel	12	11	10	11
Diesel fuel	26	32	29	32
Heavy oils, residual products, internally produced fuel and other
	11	11	11	11
Total Yield	115	118	113	116

Gross refining margin	$115	$129	$701	$577
Gross refining margin ($/throughput bbl)	$11.27	$12.36	$17.51	$14.06
Manufacturing cost before depreciation and amortization ($/throughput bbl)	$3.33	$3.02	$3.07	$2.96
TESORO CORPORATION
OPERATING DATA
(Unaudited)

		Three Months Ended		Years Ended
		December 31,		December 31,
		2007	2006	2007	2006
RETAIL SEGMENT
	Number of Stations (end of period)
	Company-operated	449	194	449	194
	Branded jobber/dealer	462	266	462	266
	Total Stations	911	460	911	460

	Average Stations (during period)
	Company-operated	449	194	362	204
	Branded jobber/dealer	457	264	384	261
	Total Average Retail Stations	906	458	746	465

	Fuel Sales (millions of gallons)
	Company-operated	301	59	856	248
	Branded jobber/dealer	67	48	242	186
	Total Fuel Sales	368	107	1,098	434
					-
	Fuel Margin ($/gallon) (i)	$0.15	$0.19	$0.15	$0.17
	Merchandise Sales ($ millions)	$56	$33	$202	$141
	Merchandise Margin ($ millions)	$14	$9	$52	$38
	Merchandise Margin %	25%	27%	26%	27%

	Segment Operating Income (Loss) ($ millions)
	Gross Margins
	Fuel (j)	$54	$20	$164	$72
	Merchandise and other non-fuel margin	21	10	69	41
	Total Gross Margins	75	30	233	113
	Expenses
	Operating expenses	60	20	182	87
	Selling, general and administrative	7	6	24	25
	Depreciation and amortization	9	4	28	16
	Loss on asset disposals and impairments	-	-	7	6
	Segment Operating Income (Loss)	$(1)	$-	$(8)	$(21)

(i)	Management uses fuel margin per gallon to compare profitability to other companies in the industry. Fuel margin per gallon is calculated by dividing fuel gross margin by fuel sales volume and may not be calculated similarly by other companies. Investors and analysts use fuel margin per gallon to help analyze and compare companies in the industry on the basis of operating performance. This financial measure should not be considered as an alternative to segment operating income and revenues or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.
(j)	Includes the effect of intersegment purchases from the refining segment at prices which approximate market.

CONTACT:
Tesoro Corporation, San Antonio
Investors:
Scott Phipps, Director, Investor Relations, 210-283-2882
or
Media:
Natalie Silva, Director, Media Relations, 210-283-2729